UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2008 (January 28, 2008)

Quadra Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33308	20-5775392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

622 Third Avenue, 30th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

212-671-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On January 28, 2008, Quadra Realty Trust, Inc., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hypo Real Estate Capital Corporation, a Delaware corporation, (“Parent”), and HRECC Sub Inc., a Maryland corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Parent beneficially owns approximately 34.7% of the Company’s issued and outstanding common stock. Parent, a full service, vertically integrated real estate finance company, is the Company’s external manager. Parent is a member of the Hypo Real Estate Group. The ultimate parent of the Hypo Real Estate Group is Hypo Real Estate Holding AG, a publicly traded company on the Frankfurt Stock Exchange with headquarters in Munich, Germany.

Pursuant to the Merger Agreement, and subject to its terms and conditions, Merger Sub will commence a tender offer (the “Offer”) to purchase all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Company Common Stock”). In the Offer, each holder of Company Common Stock will receive for each share of Company Common Stock validly tendered and not withdrawn, $10.6506 in cash, net to the selling shareholders, without interest thereon (the “Offer Price”), upon the terms and subject to the conditions set forth in the Merger Agreement. In addition, the Company will declare a $0.3494 per share dividend ($9 million in the aggregate) payable to stockholders of the Company who hold shares of Company Common Stock at the close of business on the last trading day immediately preceding the initial expiration date of the Offer. Such dividend will not be paid if the Offer is not closed. If the Company declares any additional dividends prior to the closing of the transaction, the per share price being offered to the Company’s stockholders will be reduced by the per share amount of any such dividend.

The Merger Agreement provides that the Offer will commence as promptly as practicable after February 4, 2008 and remain open until at least the twentieth (20th) business day following the commencement of the Offer, unless extended in accordance with the terms of the Merger Agreement and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). Pursuant to the Merger Agreement, after consummation of the Offer, and subject to the satisfaction or waiver of specified conditions set forth in the Merger Agreement and in accordance with the Maryland General Corporation Law, Merger Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Parent. At the effective time of the Merger, each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock owned by the Company, Parent or Merger Sub) will be automatically converted into the right to receive the Offer Price in cash, without interest, as described above (the “Merger Consideration”). There are no dissenters’ rights or statutory rights of appraisal as a result of either the Offer or the Merger.

Merger Sub’s obligation to accept and pay for the shares of Company Common Stock validly tendered in the Offer is subject to customary conditions, including, among other things:

•

shares of Company Common Stock constituting at least fifty-five percent (55%) of the outstanding shares of Company Common Stock not owned by Parent or its Affiliates, be validly tendered and not withdrawn in accordance with the terms and conditions of the Offer (the “Minimum Condition”);

•	the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act;

•	the absence of certain pending suits, actions, or other proceedings by any governmental or quasi-governmental authority; and

•	the absence of any material adverse effect under the Merger Agreement.

Subject to the terms of the Merger Agreement, the Company has granted Merger Sub an option to purchase that number of newly issued shares of Company Common Stock that is equal to one share more than the amount needed to give Merger Sub ownership of 90% of the outstanding Company Common Stock on a fully diluted basis (the “Top-Up Option”). The Top-Up Option is exercisable only if, among other things, the Minimum Condition is satisfied. Merger Sub will pay the Company the Offer Price for each share acquired upon exercise of the Top-Up Option. The Top-Up Option cannot be exercised if such exercise would require stockholder approval.

The parties have agreed that if after the purchase of shares of Company Common Stock pursuant to the Offer and any subsequent offering period, and after giving effect to any shares of Company Common Stock purchased pursuant to the “Top-Up Option”, Parent and Merger Sub own at least 90% of the outstanding shares of the Company’s Common Stock, then once the other conditions to completion of the Merger are satisfied or waived, Merger Sub will then merge into the Company by way of “short-form” merger pursuant to Maryland law, which will not require a vote of the Company’s stockholders.

The Merger Agreement contains customary representations, warranties and covenants made by the Company, Parent, and Merger Sub. The Company has agreed to operate its business in the ordinary course consistent with past practices and is prohibited from taking certain specific actions until the Offer is consummated.

The Merger Agreement provides that Parent will assist and cooperate with the Company and, in cooperation with the Company, use its reasonable best efforts, if necessary to obtain from third parties appropriate waivers and/or moratoria on pursuit of remedies upon the occurrence of any event of default under any material contract to which the Company is a party. In addition, Parent has agreed, if necessary, to provide up to $450 million of short-term financing to cover any funding deficiency that the Company may experience subject to the payment of a commitment fee of 2.5 basis points of the committed amount and execution of appropriate loan documentation.

The Merger Agreement contains a 30-day “go shop” provision, beginning on the date of the Merger Agreement, pursuant to which the Company is permitted to solicit, encourage, or facilitate proposals for a competing transaction from third parties (a “Competing Proposal”). The period commenced on January 28, 2008 and continues until February 27, 2008 (the “Go Shop Period”). Within two days after the end of the Go-Shop Period, the Company must identify to Merger Sub any third parties from whom the Company has received a Competing Proposal, or whom the Board of Directors of the Company determines in good faith could reasonably be expected to make a Competing Proposal, that would be superior from a financial point of view to the Offer and the Merger (an “Excluded Party”). Merger Sub has the right to receive notice of, and to negotiate and match the terms of, any Competing

Proposal made by a third party that the Board of Directors determines in its good faith judgment is superior from a financial point of view to the transaction contemplated by the Merger Agreement (a “Superior Proposal”). Following the completion of the Go-Shop Period, the Company is bound by a “no-shop/no-talk” clause which limits its ability to solicit or encourage competing bids and to provide information to prospective bidders. The no-shop provision is subject to provisions that allow the Company to (a) furnish information to, and enter into negotiations with any Excluded Party that constitutes, or could reasonably be expected to lead to, a Superior Proposal and (b) provide information and participate in discussions with respect to any unsolicited third-party proposals after the Go-Shop Period expires that the Company’s Board of Directors, upon the recommendation of the Special Committee (defined below), believes in good faith to be bona fide and determines in good faith, after consultation with advisors, could reasonably be expected to result in a Superior Proposal.

The Merger Agreement contains certain termination rights of the Company or Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $8.9 million in cash (the “Break-Up Fee”). If the Company terminates the Merger Agreement on or prior to the sixth business day following the end of the Go-Shop Period (unless such date is tolled in accordance with the agreement) in connection with a Superior Proposal made by an Excluded Party, the Company will be required to pay Parent a termination fee of $3.7 million in cash (the “Excluded-Party Break-Up Fee”) upon consummation of the Superior Proposal. If the Merger Agreement is terminated by the Company in connection with a Superior Proposal involving the payment of all cash for 100% of the shares of the Company’s Common Stock, Parent has agreed to take all actions necessary to cause the transaction contemplated by the Superior Proposal to be consummated including, among other things, (i) voting the shares of Company Common Stock owned by Parent or its affiliates in favor of such transaction; (ii) tendering shares into any tender offer; and (iii) reducing the termination fee on the management agreement between the Company and Parent by 50%.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by this reference.

A special committee of the Board of Directors comprised entirely of disinterested directors (the “Special Committee”) engaged The Blackstone Group (“Blackstone”) to serve as financial advisor to the Special Committee. On January 27, 2008, Blackstone delivered an opinion to the Special Committee that as of the date of the opinion, the aggregate consideration to be received by holders of the Company Common Stock is fair to such holders from a financial point of view. In consideration of their services, each of the members of the Special Committee will receive remuneration in the amount of $50,000, except that the chair of the Special Committee will receive aggregate remuneration of $ 90,000.

The Merger Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the

Company, the Parent, or the Merger Sub, contains representations and warranties of each party. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.

On January 29, 2008, the Company and Parent issued a joint press release relating to the Merger Agreement. Copies of the press release were previously furnished on Schedule 14d-9 dated January 29, 2008.

Forward-Looking Statements

Certain statements in this 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business prospects and anticipated investment performance. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the Merger Agreement, (3) the inability to complete the tender offer or complete the merger due to the failure to satisfy other conditions required to complete the tender offer and the merger, (4) risks that the proposed transaction disrupts current plans and operations as a result of the tender offer and the merger, (5) the inability to recognize the benefits of the merger, and (6) the costs, fees and expenses related to the tender offer and the merger. Additional information regarding risk factors and uncertainties affecting the Company is detailed from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Quarterly Report on Form 10-Q, available for viewing on the Company’s website at www.quadrarealty.com. (To access this information on the Company’s website, please click on “Investor Relations”, “SEC Filings”). You should not place undue reliance on any forward-looking statements contained in this 8-K. We can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this 8-K. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information About the Proposed Transaction and Where To Find It

This 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of the Company’s common stock. The tender offer described herein has not yet been commenced. On the commencement date of the tender offer, an offer to purchase, a letter of transmittal and related documents will be filed with the SEC, will be mailed to the Company’s stockholders and will also be made available for distribution to beneficial owners of the Company’s common stock. The solicitation of offers to buy shares of the Company’s common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. The Company’s stockholders are strongly advised to read both the tender offer statement and the solicitation/recommendation statement regarding the tender offer when they become available as they will contain important information, including the various terms of, and conditions to, the tender offer. The tender offer statement will be filed by Merger Sub with the SEC, and the solicitation / recommendation statement will be filed by the Company with the SEC. Investors and stockholders may obtain free copies of these statements (when available) and other documents filed by Parent, Merger Sub and the Company at the SEC’s website at www.sec.gov. In addition, copies of the tender offer statement, the solicitation / recommendation statement and related documents and materials (when available) may be obtained for free by directing such requests to the information agent for the tender offer.

Item 3.02	Unregistered Sale of Equity Securities.

The information included in Item 1.01 regarding the Top-Up Option is incorporated into this Item 3.02 by reference. The Top-Up Option was issued without registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 5.03.	Amendments to Articles of Incorporation

On January 28, 2008, the Board of Directors passed resolutions approving, among other things, the Merger Agreement. As part of such resolutions, and in connection with the transactions contemplated under the Merger Agreement, the Board of Directors passed a resolution, in accordance with its discretion under Section 5.7 of the Company’s Articles of Amendment and Restatement (the “Articles”), that if the Offer and the other transactions contemplated by the Merger Agreement are consummated it will no longer be in the Company’s best interests to continue to qualify as a REIT and, therefore, in such event and at such time compliance with any restriction or limitation on stock ownership and transfers under the Articles will no longer be required for REIT qualification. The Board of Directors also passed a resolution that

Parent, Merger Sub and their affiliates and subsidiaries be exempted from the ownership limits under the Articles in connection with Merger Sub’s acquisition of the Company’s Common Stock pursuant to the terms of the Merger Agreement (including in the Offer and the Merger and pursuant to Merger Sub’s potential exercise of the Top-Up Option).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits: The following exhibit is being filed herewith to this Current Report on Form 8-K.

2.1	Agreement and Plan of Merger dated January 28, 2008 by and among Quadra Realty Trust, Inc., Hypo Real Estate Capital Corporation, and HRECC Sub Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUADRA REALTY TRUST, INC.

Date: January 29, 2008	By:	/s/ Steven M. Sherwyn
Steven M. Sherwyn
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated January 28, 2008 by and among Quadra Realty Trust, Inc., Hypo Real Estate Capital Corporation, and HRECC Sub Inc.